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                                                                   EXHIBIT 10.64

CONFIDENTIAL TREATMENT REQUESTED BY LINKTONE LTD. THIS EXHIBIT HAS BEEN REDACTED. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                    MONTERNET(TM) MMS COOPERATION AGREEMENT

                                    BETWEEN

                    CHINA MOBILE COMMUNICATIONS CORPORATION

                                      AND

                       SHANGHAI WEILAN COMPUTER CO., LTD.

Party A: China Mobile Communication Corporation ("CHINA MOBILE")

Party B: Shanghai Weilan Computer Co. Ltd. ("LINKTONE")

The parties hereto agree to establish cooperation under the principle of equality and mutual benefit through friendly negotiation. This Agreement hereby standardizes the rights and obligations of the parties hereto during their cooperation. This Agreement shall have the same binding power upon Party A and Party B.

I.       COOPERATION PRINCIPLE

The parties hereto shall cooperate in good faith in the area of mobile data and MMS (defined below) business in the principle of benefit sharing and reciprocality. The parties hereto shall adhere to their agreements set forth below and provide active cooperation in the other party's work.

II.      COOPERATION PROJECT

"MMS" refers to the multimedia messaging services provided by China Mobile. Its most significant feature is its support of multimedia functions and its capacity to deliver full-functional content and information, which includes the information in multimedia format such as word, picture, voice and data.

Party A, as the network operator, shall provide the platform for MMS and communications services, and also provide to Party B the standards for Monternet(TM) MMS service and technical standards for interfacing; Party B, as the service provider, shall develop and provide application content services in accordance with the standards provided by Party A. Party B may connect to Party A's MMS platform to provide MMS service, subject to Party A's testing and approval.

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III.     OBLIGATIONS OF THE PARTIES

(I)      Party A's Obligations

1. Party A shall use all kinds of promotional media (such as TV commercials, posters) to promote and market Monternet(TM)'s MMS service to attract subscribers.

2. Party A shall provide to Party B technical standards and support for MMS service connection, to ensure Party B's smooth connection with Party A's MMS network platform.

3. Party A shall provide to Party B necessary training as required by Party B.

4. Using the connection point of Party A's MMS system firewall with Party B as the boundary, Party A shall be responsible for the maintenance of all equipment on its own side, to ensure smooth operation of such equipment.

5. Party A shall maintain its MMS network platform and address the technical breakdown caused by Party A in order to ensure smooth operation of application services.

6. Party A shall provide free-of-charge network connection point service to Party B and assist Party B to get its application service connected with MMS network platform.

7. Party A shall be responsible for formulating all of the targets for operation of MMS service, and shall inform Party B of such targets completely and indiscriminately. It shall also give Party B reasonable time to achieve such targets.

8. For the services provided by Party B at the MMS network platform, Party A shall collect fees from its customers for their use of Party B's services pursuant to the pricing information provided by Party B and confirmed by Party A, and settle the fee with Party B pursuant to relevant provisions under Section 6 of this Agreement.

9. Party A shall provide consulting and complaint service to customers, and handle customer inquiry and complaints concerning network, operation platform and fee collection caused by Party A. For the inquiry and complaint caused by Party B, Party A shall communicate relevant information to Party B and procure Party B to address it immediately.

(II)     Party B's Obligations

1. Party B shall be subject to the cooperation requirements and obligations specified in Monternet(TM) SP Cooperation Administrative Measures, MMS Business Handbook, which forms an attachment to this Agreement.

2. Party B shall use all kinds of promotional media (including WEB site, WAP site, plane media and TV) to promote MMS service. Party B shall secure prior consent from Party A before Party B uses Party A's name and business mark in promotion of Monternet(TM) MMS service; without prior written consent of Party A, Party B shall not use the name of

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         "China Mobile" or "Monternet(TM)" to conduct promotional activity unrelated to Monternet(TM) in any media.

3. Party B shall be responsible to provide application server, application software, information source, special line for application data and other necessary equipment to the satisfactory of Party A on the basis of the parties' cooperation project.

4. Party B shall provide active collaboration in Party A's testing of connection point, and undertake to provide MMS service in accordance with MMS network platform business standards and connection point technical standards provided by Party A.

5. Using the connection point of Party A's MMS system firewall with Party B as the boundary, Party B shall be responsible for the maintenance of all equipment on its own side, and to ensure smooth operation of such equipment.

6. Party B shall immediately address the breakdown of application service caused by itself, and take practical measures to prevent re-occurrence of such breakdown. Party B shall be liable for any economic losses incurred by Party A or the customer of Party A's MMS service caused by Party B.

7. Party B shall negotiate and handle commercial arrangement with direct providers of the application contents (such as the owner of image or music copyright). Party B shall ensure the compliance of its information and service with applicable state policies and regulations, cause no harm to consumers' interest or infringe any intellectual property rights or relevant interest of any third party. Party B shall be solely liable for the litigation thus incurred.

8. Party B shall not unilaterally provide other services not confirmed by Party A to Party A's customers without Party A's prior written consent.


9. Party B shall not provide to any other telecommunications service operator the same content with those provided to Party A without regard to the transmission means of the application service; otherwise, Party A may terminate the application services provided by Party B on Party A's MMS & network platform and cease making fee payments to Party B.


10. Party B shall provide Party A with all clear and indiscriminate information required for fee calculation for the services provided by Party B, and shall assume all economic and legal liabilities related thereto.

11. Party B shall provide Party A with all statistical information relating to the consumption of Party B's MMS services by Party A's customers.

                   CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                    AND CONFIDENTIAL TERMS HAVE BEEN OMITTED

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IV.      RIGHTS OF THE PARTIES

(I)      Party A's Rights

1. Party A shall be entitled to review or entrust qualified institution to review the information provided by Party B and the content of Party B's application services.

2. Party A shall be entitled to refuse to transmit any information which contravenes to state directives, regulations and policies and other contents that Party A deems inappropriate, and demand compensation from Party B for any adverse impact on Party A's business and reputation.

3. Party A shall be entitled to demand Party B to amend, modify and delete those contents which Party A deems necessary to do so.

4. Party A shall be entitled to formulate targets for the application services provided by Party B, and evaluate Party B's performance in accordance with such targets. The evaluation methods are detailed in the attachment to this Agreement - Chapter 9 of the Monternet(TM) SP Cooperation Administrative Measures, MMS Business Handbook.

5. Party A shall be entitled to give guidance and supervision of the pricing policy of Party B's service.

6. Party A shall be entitled to reasonable revenue. (See Section 6 of this Agreement for detailed revenue sharing).

(II)     Party B's Rights

1. Party B shall be entitled to determine the pricing of its services under Party A's guidance.

2. Party B shall be entitled to obtain statistical data regarding customer visits to the Party B's information and application service contents through the network platform.

3. Without Party B's consent or written authorization, Party A shall not transfer, release or resell any information products provided by Party B to any third party unrelated to this Agreement by any means.

4. Party B shall be entitled to a reasonable share of the business revenue. See Section 6 of this Agreement for detailed revenue sharing.

5. In case of significant discrepancy between the statistics of Party A and Party B, Party B may require Party A to provide detailed phone bills for verification, the details of which are set forth in Chapter 6 of the Monternet(TM) SP Cooperation Administrative Measures,
         MMS Business Handbook.

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V.       CONFIDENTIALITY

1. For purpose of this Agreement, "Proprietary Information" means any information obtained by one party from the other party ("DISCLOSING PARTY") during their cooperation which is developed, created or discovered by the Disclosing Party, or be available to or transferred to the Disclosing Party that are commercially valuable to the Disclosing Party's business. Proprietary Information includes without limitation trade secrets, computer program, design technology, idea, know-how, technique, data, business and product development plan, customer's information and other information related to the business of the Disclosing Party, or confidential information obtained by the Disclosing Party from others. The Parties acknowledge that the Disclosing Party shall own Proprietary Information, and such Proprietary Information is of significant importance to such Disclosing Party. The cooperation relationship between the Parties hereto has generated the relationship of confidence and trust related to Proprietary Information between the parties hereto.

2. Without prior written consent of the Disclosing Party, the other party shall keep any of Proprietary Information in confidence and may not use or disclose to any person or entity such Proprietary Information, except for normal performance of the obligations provided hereunder.

3. Both Parties shall bear non-disclosure responsibility for this cooperation and the details of this Agreement. Without the prior written consent of the other party, either party shall not disclose such cooperation and details of this Agreement to any third party.

VI.      REVENUE SHARING AND FEE SETTLEMENT

1. Party A and Party B cooperate to provide MMS service to Party A's customers, and both parties are entitled to reasonable revenue.

2. Telecommunications fee generated by use of Party A's network resources to access Party B's services shall be solely owned by Party A.

3. Party A shall, on behalf of Party B, collect service fee from its customers for their use of Party B's services charge from such service.

4. Party A shall figure out the information fee receivable from its customers for use of Party B's services, 15% of which shall be taken by Party A, while the remaining 85% shall be paid to Party B.

5. The basis for fee settlement shall be the Monternet(TM) information fee bill provided by China Mobile.

6. Party B may, pursuant to the fee settlement bill issued by Party A, conduct fee settlement with Party's A local subsidiary without entering into separate agreement with Party A's local provincial subsidiary.

7.       Settlement period: China Mobile settles with Party B on monthly basis.

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8.       Fee calculation standards and settlement process are described in
         Chapter 6 of Monternet(TM) SP Cooperation Administrative Measures, MMS Business Handbook.

9. Party A and Party B shall pay taxes arising out of the MMS service revenue respectively.

10. Party B shall provide Party A with its accurate bank account and related information:

              Name of Beneficiary: Shanghai Weilan Computer Company Limited Opening Bank: *************************
              Account No. *****************

VII.     LIABILITY FOR BREACH

1. If any party's breach of this Agreement causes this Agreement unenforceable, the non-breaching party shall be entitled to terminate this Agreement and require compensation for any losses thus incurred.

2. If any party's breach causes adverse social impact or economic losses on the other party, the non-breach party shall be entitled to hold the breaching party liable and demand corresponding economic compensation, or even terminate this Agreement.

VIII.    TERM OF THIS AGREEMENT

1. This Agreement shall become effective as of the date of its execution and be effective for one year.

2. The term of this Agreement may be automatically renewable for another year unless otherwise terminated by one party giving a written notice to the other party at least one month prior to its expiration.

3. This Agreement may be automatically terminated upon agreement by both parties during the term of this Agreement.

4. If the occurrence of any force majeure events makes it impossible to continue performance of this Agreement, this Agreement may be automatically terminated upon settlement of all outstanding bills by both parties.

5. If the occurrence of a certain event makes it impossible for one party to continue performance of this Agreement, and if such event is foreseeable, such party shall notify such event to the other party within five working days after its reasonable forecast of such event, and cooperate with the other party to complete all outstanding matters. If such party fails to notify the other party of such event and thus make the other party suffer losses, such party shall indemnify the other party correspondingly.

                   CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                    AND CONFIDENTIAL TERMS HAVE BEEN OMITTED

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IX.      MISCELLANEOUS

1. Attachment to this Agreement, Monternet(TM). SP Cooperation Administrative Measures, MMS Business Handbook, has the same legal effect with this Agreement.

2. Any outstanding matter shall be addressed by both parties through friendly negotiation.

3. If any dispute arises relating the content or performance of this Agreement, the parties shall settle it through friendly consultation; if the consultation fails to resolve the dispute, either party may bring lawsuit before a Chinese court with due jurisdiction.

4. This Agreement is made in duplicate and each party shall hold one copy. Each copy shall have the same legal effect.

Party A: China Mobile Communication Corporation (seal)

Representative: /s/ Ye Bing

Date: May 30, 2003

Party B: Shanghai Weilan Computer Company Limited

Representative: /s/ Raymond Lei Yang

Date: June 1, 2003

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            MEMORANDUM ON FORMATION OF JOINT PROMOTIONAL PARTNERSHIP

                                     BETWEEN

                     CHINA MOBILE COMMUNICATION CORPORATION

                                       AND

                    SHANGHAI WEILAN COMPUTER COMPANY LIMITED

Party A: China Mobile Communication Corporation ("CHINA MOBILE")

Party B: Shanghai Weilan Computer Company Limited ("LINKTONE")

Party A and Party B hereby reach agreement on the following aspects with a view to further promoting the cooperation between both parties, accomplishing joint brand promotion by both parties, improving promotional and marketing efficiency, and realize win-win for both parties.

RESOURCES PROVIDED BY PARTY A TO PARTY B

A. Identify Linktone as one of its principal partners at Party A's headquarter website of M-Zone, www.m-zone.com.cn, and branch websites across the country, and provide linkage to Party B's website, www.linktone.com, at related WebPages.

B. Recommend Party B's business to Party A's provincial subsidiaries. Provincial subsidiaries shall provide actively collaborate with Party B in its promotional activities in local area, and list Party B's business in the menu of STK card of M-Zone under mature circumstances.

         (1) provide extensive promotional channels, including display of leaflet and posters at business office, promoting Party B's business in connection with the advertisement of M-Zone products.

         (2) Give certain coverage of Party B's business and promotional activity at Party A's magazine on M-Zone.

         (3) Promote Linktone on Party A's M-Zone magazine, establish business offices and cooperate with Party B to establish business offices as outlets for such magazine.

         (4) Provide some awards for promotional activity, mainly including image presents/awards of M-Zone, telephone fee or M-Zone card;

C. Party A shall invite Party B as the partner for the promotion of M-Zone to jointly conduct series of promotional activity of M-Zone across the country.

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RESOURCES PROVIDED BY PARTY B TO PARTY A

A. Publish the flag advertisement of M-Zone at the portal page and major pages of Party B's websites, www.linktone. com and www.linktone.com.cn, which shall be linked to the headquarter website of M-Zone, www.m-zone.com.cn.

B. Introduce the brand and image of M-Zone in marketing and promotion of Party B's most significant products.

C. Party B's introduction of M-Zone brand are mainly through the following channels:

         (1)      Add image and logo of M-Zone in plane promotional materials;

         (2) Reasonably use the promotional materials and gifts related to M-Zone as the awards or gifts in promotional activity;

         (3) Actively introduce M-Zone as promotional partner in ground promotional activity;

         (4) Create special column for M-Zone in the picture-and-ring magazine with large circulation to introduce brand and updates of M-Zone;

         (5) Actively develop extensive promotional channels and opportunities for M-Zone, such as providing customers with downloading service of the pictures and ring with M-Zone feature.

         (6) Provide coordination for promotion of M-Zone, promote brand and updates of M-Zone to its customers in Party B's short message services.

D. Party B shall actively participate in and support for national and local promotion activity of M-Zone, to push for the smooth sailing of M-Zone.

E. Party B shall, as strategic partner of M-Zone, actively participate in, encourage and support for the formation of partnership between M-Zone and Linktone partners, to form strong alliance for joint promotion. The first example is the formation of partnership between M-Zone and the McDonald's.

This Memorandum is a letter of intent for cooperation between the parties and is in duplicate. Its purpose is to establish trustworthy, constructive, and strategic partnership between the parties. The Memorandum is not legally binding. The parties will jointly seek for closer cooperation under the cooperation framework set forth in this Memorandum and in the spirit of cooperation contemplated herein.

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